Exhibit 10.2

3i, LP

LIMITED WAIVER AGREEMENT

This Limited Waiver Agreement (the “Agreement”) dated and to be effective as of September 14, 2023, is made by and between Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), and 3i, LP, a Delaware limited liability company (the “Investor”). The Company and the Investor may also each be referred to herein, individually as a “Party” and collectively as the “Parties.” Unless otherwise defined in this Agreement, capitalized terms have the same meaning as defined in the Securities Purchase Agreement by and between the Parties dated April 19, 2023 (the “April SPA”), and the Securities Purchase Agreement by and between the Parties dated July 5, 2023 (the “July SPA”), and together with the April SPA, the “SPAs”), and the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, as amended (the “Series A COD”), the Securities Purchase Agreement by and between the Parties dated May 20, 2021 (the “2021 SPA”), the Registration Rights Agreement by and between the Parties dated May 20, 2021, as amended on April 20, 2023 (the “2021 RRA”), and the Modification and Exchange Agreement by and between the parties dated April 20, 2023, as amended on May 26, 2023 (the “Modification and Exchange Agreement” and together with the 2021 RRA, Series A COD and 2021 SPA, the “Transaction Documents”),

RECITALS

WHEREAS, the Parties previously entered into the 2021 SPA, pursuant to which the Investor acquired, among other things, certain Preferred Shares from the Company on December 20, 2021;

WHEREAS, the Parties previously entered into the SPAs pursuant to which the Investor acquired certain shares of common stock, par value $0.0001 per share (“Common Stock”), and common stock purchase warrants from the Company on April 21, 2023 and July 10, 2023, respectively;

WHEREAS, the Company is offering pursuant to an inducement letter to holders of (a) warrants dated April 21, 2023, of which certain warrants were subsequently amended in July 2023 (collectively the “April 2023 Existing Warrants”), and/or (b) warrants dated July 10, 2023 (the “July 2023 Existing Warrants” and collectively with the April 2023 Existing Warrants, the “Existing Warrants”) the opportunity to receive (i) a reduction in the Exercise Price (as defined in the respective Existing Warrants) of the Existing Warrants and (ii) new warrants to purchase shares of the Company’s common stock (“New Warrants”) in consideration for exercising for cash all Existing Warrants at the reduced Exercise Price.

WHEREAS, the Company intends to file with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-3 containing a prospectus allowing for the resale of the common stock underlying the New Warrants by the holders thereof (“Resale Registration Statement”); and

WHEREAS, it is the intent of the Parties to waive the restrictions set forth under the Transaction Documents and Section 4.10(a) of the SPAs prohibiting the filing of a Registration Statement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Limited Waiver of Rights under the SPAs and Transaction Documents. The Investor hereby waives the restrictions under the Transaction Documents and Section 4.10(a) of the SPAs so as to permit the Company to file with the SEC on or prior to October 15, 2023, the Resale Registration Statement.

2. Limited Effect; No Modifications. The waivers set forth in Section 1 shall be limited precisely as written and relate solely to the SPAs and the Transaction Documents, and to the extent described in Section 1, and nothing in this Agreement shall be deemed to constitute a waiver by either Party of compliance with respect to any other term, provision, or condition of the Transaction Documents and the SPAs, or any other instrument or agreement referred to therein. Except as specifically provided in this Agreement, all other terms and conditions of the Transaction Documents and the SPAs remain in full force and effect.

3. Amendment to Series A Convertible Preferred Stock. In consideration of the Limited Waiver of Rights granted in Section 1, the Company agrees to amend the “Conversion Price” for the Series A Convertible Preferred Stock to equal the Exercise Price for the New Warrants as soon as practicable.

4. Miscellaneous.

(a) The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

(b) This Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

(c) This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY

Allarity Therapeutics, Inc a Delaware corporation

/s/ James G. Cullem
By:	James G. Cullem, Chief Executive Officer

INVESTOR

3i, LP a Delaware limited liability company

/s/ Maier J. Tarlow
Name:	Maier J. Tarlow
Title:

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